                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-88676, 333-09565 and 333-97562 of First Keystone Financial, Inc. on Form S-8 of our report dated December 17, 2004, incorporated by reference in this Annual Report on Form 10-K of First Keystone Financial, Inc. for the year ended September 30, 2004.

/s/ DELOITTE & TOUCHE LLP
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Philadelphia, Pennsylvania
December 28, 2004